Exhibit 3.25

CERTIFICATE OF FORMATION

OF

INFLOW LLC

This Certificate of Formation of Inflow LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.).

FIRST: The name of the limited liability company is:

Inflow LLC

SECOND: The address of the registered office of the limited liability company in the State of Delaware is:

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

FOURTH: This Certificate of Formation shall become effective at 11:54 p.m. (EDT) on June 30, 2005.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 30th day of June, 2005.

Name:	Michael J. Ruane
Title:	Authorized Person

CERTIFICATE OF CONVERSION

OF

INFLOW, INC.

TO

INFLOW LLC

Pursuant to Title 8, Section 266 of the General Corporation Law of the State of Delaware and Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, InFlow, Inc., a Delaware corporation (the “Corporation”), does hereby certify to the following information relating to the conversion of the Corporation into InFlow LLC, a Delaware limited liability company:

1.	The Corporation was incorporated with the filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware on September 26, 1997.

2.	The name of the Corporation immediately prior to filing this Certificate of Conversion is InFlow, Inc.

3.	The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is InFlow LLC.

4.	This conversion has been duly approved by the Board of Directors and sole stockholder of the Corporation in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware.

5.	Pursuant to Section 103(d) of the General Corporation Law of the State of Delaware, this Certificate of Conversion shall be effective at 11:54 p.m. EDT on June 30, 2005.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be signed by an authorized officer this 30th day of June, 2005.

INFLOW, INC.

By:
	Name:	Michael J. Ruane
	Title:	Assistant Vice President